Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8, to be filed on or about May 27, 2014, of our summary report dated January 28, 2014 appearing in the Annual Report on Form 10-K for the year ended December 31, 2013 of Midstates Petroleum Company, Inc., filed on March 24, 2014.

By:	/s/ Z. Jane Meekins
Name:	Z. Jane Meekins
Title:	Executive Vice President

Cawley, Gillespie & Associates, Inc.

Texas Registered Engineering Firm No. F-693

Fort Worth, Texas

May 27, 2014